Exhibit 10.3

LOCK-UP AGREEMENT

[•], 2026

Werewolf Therapeutics, Inc.

303 Wyman Street, Suite 300

Waltham, MA 02451

Attention: Legal Department

Email: [***]

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Werewolf Therapeutics, Inc., a Delaware corporation (“Werewolf”), has entered into an Agreement and Plan of Merger, dated as of August 21, 2026 (as the same may be amended from time to time, the “Merger Agreement”) with Ambros Therapeutics, Inc., a Delaware corporation (“Ambros”), and Wave Atlantis Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Werewolf. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a condition and inducement to each of the parties to enter into the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Werewolf and, solely prior to the Closing, Ambros, the undersigned will not, during the period commencing upon the Closing Date and ending on the date that is 180 days after the Closing Date (the “Restricted Period”):

(i)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Werewolf Common Stock or any securities convertible into or exercisable or exchangeable for Werewolf Common Stock (including without limitation, Werewolf Common Stock, Merger Pre-Funded Warrants or such other securities which may be deemed to be beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the undersigned in accordance with the rules and regulations of the SEC and securities of Werewolf which may be issued upon exercise of an option to purchase Werewolf Common Stock, Merger Pre-Funded Warrant or warrant or settlement of a Werewolf restricted stock unit) that are currently or hereafter owned of record or beneficially (including holding as a custodian) by the undersigned (collectively, the “Undersigned’s Shares”);

(ii)

enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Werewolf Common Stock or other securities, in cash or otherwise;

(iii)

make any demand for, or exercise any right with respect to, the registration of any shares of Werewolf Common Stock or any security convertible into or exercisable or exchangeable for Werewolf Common Stock, including the Merger Pre-Funded Warrants (other than the obligations of Werewolf under that certain Registration Rights Agreement entered into on or around the Closing Date by and among Werewolf and the several investors signatory thereto); or

(iv)	publicly disclose the intention to do any of the foregoing.

The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a) transfers of the Undersigned’s Shares:

(i)

if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the direct or indirect benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (D) by operation of Law pursuant to a qualified domestic order or in connection with a divorce settlement, or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);

(ii)

if the undersigned is a corporation, partnership, limited liability company or other entity, (A) to another corporation, partnership, limited liability company, or other entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management or advisement with the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (B) as a distribution or dividend to equity holders, including, without limitation, current or former general or limited partners, members or managers (or to the estates of any of the foregoing), as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (D) transfers or dispositions not involving a change in beneficial ownership; or

(iii)	if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Werewolf a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Werewolf Common Stock, Merger Pre-Funded Warrants or such other securities that have been so transferred or distributed;

(b) the exercise of an option to purchase Werewolf Common Stock (including a net or cashless exercise of an option to purchase Werewolf Common Stock), and any related transfer of shares of Werewolf Common Stock to Werewolf or sale of Werewolf Common Stock in the open market, in each case, for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) during the Restricted Period due as a result of the exercise of such options; provided that, for the avoidance of doubt, the underlying shares of Werewolf Common Stock held by the undersigned following such exercise and any such open market sales shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(c) the disposition (including a forfeiture or repurchase) to Werewolf of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement;

(d) the vesting of any restricted stock unit or settlement of any other equity award that represents the right to receive shares of Werewolf Common Stock, and transfers to Werewolf, or sales of Werewolf Common Stock in the open market, in connection with the vesting of any restricted stock unit or settlement of any other equity award that represents the right to receive shares of Werewolf Common Stock settled in Werewolf Common Stock, in each case, to pay any tax withholding obligations due during the Restricted Period; provided that, for the avoidance of doubt, the underlying shares of Werewolf Common Stock held by the undersigned following such vesting or settlement and any such open market sales shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of Werewolf Common Stock; provided that such plan does not provide for any transfers of Werewolf Common Stock during the Restricted Period, or the sale of Werewolf Common Stock pursuant to a 10b5-1 Plan existing as of the date of the Merger Agreement (which, for clarity, shall not be amended during the Restricted Period, but may be terminated during the Restricted Period);

(f) transfers, sales, dispositions, or the entering into of transactions (including, without limitation, any swap, hedge or similar agreement) by the undersigned of or relating to shares of capital stock or other securities of Werewolf purchased or acquired by the undersigned on the open market after the Closing Date, in a public offering by Werewolf, or that otherwise do not involve or relate to shares of Werewolf Common Stock issued pursuant to the Merger Agreement in respect of equity of Ambros or any Merger Pre-Funded Warrants issued in lieu thereof;

(g) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Werewolf’s capital stock involving a change of control of Werewolf that is approved by Werewolf’s Board of Directors, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement; or

(h) pursuant to an order of a court or regulatory agency;

(i) transfers, sales, dispositions or the entering into of transactions (including, without limitation, any swap, hedge or similar agreement), by the undersigned of shares of Werewolf, if any, purchased from Werewolf pursuant to the Concurrent PIPE Financing (as defined in the Merger Agreement) (the “Werewolf Concurrent PIPE Financing Released Shares”) or issued in exchange for, or on conversion or exercise of, any securities issued as part of the Concurrent PIPE Financing. The number of Werewolf Concurrent PIPE Financing Released Shares held by each stockholder of Werewolf is set forth opposite his, her or its name on Schedule I to this Lock-Up Agreement under the heading “Werewolf Concurrent PIPE Financing Released Shares”;

and provided, further, that, with respect to each of (a), (b), (c), (d), (e) and (f) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under Section 16 of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period (other than (i) any exit filings or other public disclosures that may be required under applicable federal and state securities Laws or (ii) in respect of a required filing under the Exchange Act in connection with the exercise of an option to purchase shares of Werewolf Common Stock or in connection with the net settlement of any other equity award that represents the right to receive in the future shares of Werewolf Common Stock settled in Werewolf Common Stock that would otherwise expire during the Restricted Period, provided that (1) reasonable notice shall be provided to Werewolf prior to any such filing and (2) such filing, report or announcement shall clearly indicate in the footnotes therein, in reasonable detail, a description of the circumstances of the transfer and that the shares remain subject to this Lock-Up Agreement).

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Werewolf. In furtherance of the foregoing, the undersigned agrees that Werewolf and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Werewolf may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Werewolf Common Stock or any other securities convertible into or exercisable or exchangeable for Werewolf Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Merger Agreement is terminated for any reason, the undersigned shall be released from all obligations under this Lock-Up Agreement. The undersigned understands that Werewolf and Ambros are proceeding with the Contemplated Transactions in reliance upon this Lock-Up Agreement. Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned shall be released from all obligations under this Lock-Up Agreement upon the earliest to occur, if any, of (i) Ambros advising the undersigned in writing that it has determined not to proceed with the Contemplated Transactions or (ii) the Merger Agreement being validly terminated pursuant to its terms.

Any and all remedies herein expressly conferred upon Werewolf or Ambros will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Werewolf or Ambros of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur to Werewolf and/or Ambros in the event that any provision of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Werewolf and Ambros shall be entitled to seek an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Werewolf or Ambros is entitled at Law or in equity, and the undersigned waives any bond, surety or other security that might be required of Werewolf or Ambros with respect thereto.

In the event that any holder of Werewolf’s securities that are subject to a substantially similar agreement entered into by such holder, other than the undersigned, is permitted by Werewolf (and prior to the Closing, Ambros) to sell or otherwise transfer or dispose of shares of Werewolf Common Stock for value other than as permitted by this or a substantially similar agreement entered into by such holder or is granted an early release from the restrictions described herein during the Restricted Period, the same percentage of shares of the Undersigned’s Shares shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”); provided, however, that such

Pro-Rata Release shall not be applied unless and until permission or early release has been granted by Werewolf, and solely prior to the Closing, Ambros, to an equity holder or equity holders to sell or otherwise transfer or dispose of all or a portion of such equity holder’s shares of Werewolf Common Stock that, when combined with all such other such permissions and early releases, represent an aggregate amount in excess of 1% of the number of shares of Werewolf Common Stock outstanding immediately following the Closing; provided, further, that if the undersigned is an executive officer or director of Werewolf and such permission or early release was granted solely for the purpose of satisfying the initial listing requirements of the Nasdaq Stock Market (or such other exchange on which Werewolf Common Stock is then listed), then the undersigned shall not be entitled to such Pro-Rata Release. Werewolf shall notify the undersigned of any Pro-Rata Release of its shares on the same day that any permission that triggers the Pro-Rata Release is granted.

Upon the release of any of the Undersigned’s Shares from this Lock-Up Agreement, Werewolf will cooperate with the undersigned to facilitate the timely preparation and delivery of certificates or the establishment of book-entry positions at Werewolf’s transfer agent representing the Undersigned’s Shares without the restrictive legend above and the withdrawal of any stop transfer instructions.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Lock-Up Agreement or any of the Contemplated Transactions, each of the parties irrevocably and unconditionally: (a) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this paragraph, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with the subsequent paragraph of this Lock-Up Agreement and (f) irrevocably and unconditionally waives the right to trial by jury.

If any provision or part-provision of this letter agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Lock-Up Agreement. If any provision or part-provision of this Lock-Up Agreement is deemed deleted, the parties shall negotiate in good faith to agree a replacement provision, that, to the greatest extent possible, achieves the intended commercial result of the original provision.

Any failure or delay by Werewolf or Ambros to exercise any right or remedy provided under this Lock-Up Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy provided under this Lock-Up Agreement or by law shall prevent or restrict any further exercise of that or any other right or remedy.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), by electronic transmission (providing confirmation of transmission) to Werewolf or Ambros, as the case may be, in accordance with the Merger Agreement and to the undersigned at his, her or its address or email address (providing confirmation of transmission) set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Werewolf, Ambros and the undersigned by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

Very truly yours,

Print Name of Stockholder:

Signature (for individuals):

Signature (for entities):

By:

Name:

Title:

Email Address:

Accepted and Agreed by WEREWOLF THERAPEUTICS, INC.:

By:

Name:

Title:

Accepted and Agreed by AMBROS THERAPEUTICS, INC.:

By:

Name:

Title:

[Signature Page to Lock-Up Agreement]

SCHEDULE I

Werewolf Concurrent PIPE Financing Released Shares

Investor	Werewolf Concurrent PIPE Financing Released Shares

[Schedule I to Lock-Up Agreement]